UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ICORIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

This filing consists of two items: 1) a letter that Icoria, Inc. mailed to its shareholders on or about December 7, 2005 relating to the proposed merger between Icoria and Clinical Data, Inc. pursuant to the terms of an Agreement and Plan of Merger, dated as of September 19, 2005, by and among Clinical Data, Irides Acquisition Corporation and Icoria. This filing is being made pursuant to Rule 14a-6(b) promulgated under the Securities Exchange Act of 1934, as amended; and 2) a press release issued by the Company on December 7, 2005 announcing that Institutional Shareholder Services, a national proxy advisory firm, recommended that the Company’s shareholders vote FOR the Company’s proposed merger with Clinical Data, Inc. at the Special Meeting of the Shareholders of the Company to be held on December 20, 2005. A copy of the press release follows as part of this filing under Rule 14a-6 under the Securities Exchange Act of 1934, as amended.

URGENT REMINDER – YOUR VOTE IS VERY IMPORTANT

December 7, 2005

Dear Fellow Shareholder:

You have previously received proxy material in connection with the Special Meeting of Shareholders of Icoria, Inc., regarding the proposed merger with Clinical Data, Inc., to be held on Tuesday, December 20, 2005 at 108 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709, commencing at 11:00 AM, local time, and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.

Icoria is asking shareholders to vote on Proposal 1: To consider and adopt the Agreement and Plan of Merger with Clinical Data and Proposal 2: To vote upon an adjournment of the meeting to another time or place, if necessary, for the purpose of soliciting additional proxies in favor of Proposal 1. Please see the proxy material previously mailed to you for additional information.

Since the required vote to approve Proposal 1 and Proposal 2 is by an affirmative vote of a majority of all shares outstanding eligible to vote, if you did not vote with respect to Proposal 1 and Proposal 2, your failure to vote will have the effect of a vote AGAINST this proxy agenda. We would appreciate your immediate attention to the enclosed proxy.

Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. Please vote your shares now so that your vote can be counted without delay.

We strongly encourage you to vote your shares today. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the meeting, please note that methods one and two will give us the fastest response.

1. VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Using your control number located on your proxy card, cast your ballot.

2. VOTE THROUGH THE INTERNET: You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card at www.proxyvote.com and following the instructions on the website.

3. VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided. Although this mechanism for voting is available to you, given the timing of this notice, please strongly consider using option one or two above.

YOUR PARTICIPATION IS IMPORTANT—PLEASE VOTE TODAY!

If you have any questions relating to this Shareholder Meeting or voting your shares, you may call our Investor Relations line at 919-425-2999. You may also contact this number to request additional proxy materials.

Thank you in advance for your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

For further information, please contact:

Icoria, Inc.

Media/Public Relations

+1-919-425-2999

ISS RECOMMENDS THAT ICORIA, INC. SHAREHOLDERS

VOTE IN FAVOR OF PROPOSED MERGER WITH

CLINICAL DATA, INC.

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C., December 7, 2005 — Biotechnology company Icoria, Inc. (OTC Bulletin Board: ICOR.OB) today announced that Institutional Shareholder Services (“ISS”), one of the nation’s leading independent proxy advisory firms, has recommended that Icoria shareholders vote FOR the proposed merger with Clinical Data, Inc. at Icoria’s Special Meeting of Shareholders to be held on December 20, 2005.

ISS is widely recognized as a leading independent proxy advisory firm. ISS recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries throughout the country.

In recommending that Icoria shareholders vote in favor of the proposed transaction, ISS stated in its December 1, 2005 report:

“Based on our review of the terms of the transaction and the factors described above, including the strategic rationale and premium, we believe that the merger agreement warrants shareholder support.”*

In its report, ISS also recommends that Icoria shareholders vote to approve the proposal that would give Icoria the authority to adjourn the Annual Meeting to another time or place, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes to approve the transaction.

As previously announced on September 20, 2005, Icoria entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clinical Data, whereby Clinical Data will acquire Icoria in a stock-for-stock reverse triangular merger (the “Merger”). Under the Merger Agreement, should the price of Clinical Data shares change before the transaction closes, the aggregate purchase price could fluctuate, but in no case will it go below $10 million or exceed $12.5 million.

The boards of directors of both Icoria and Clinical Data have approved the Merger and granted the authority to execute the Merger Agreement. However, before the Merger can close the shareholders of Icoria are required to vote to approve the Merger, approval of the transaction requires the affirmative vote of a majority of the votes cast on the matter at the Special Meeting. If approved by Icoria shareholders at the Special Meeting, the transaction is expected to be completed on December 20, 2005.

As Icoria noted in its definitive proxy statement that it mailed to its shareholders on November 16, 2005, Icoria’s board of directors urges all shareholders who have not already done so to vote FOR the transaction by signing, dating and returning their proxy cards TODAY, whether or not they plan to attend the Annual Meeting in person. Icoria shareholders who have questions or need assistance voting their shares may call Investor Relations line at 919-425-2999. Icoria shareholders may also contact this number to request additional proxy materials.

*Icoria has neither sought nor received permission to use this quotation.

ABOUT ICORIA

On September 19, 2005, Icoria executed a merger agreement with Clinical Data, Inc. (NASDAQ: CLDA) whereby Clinical Data will acquire Icoria in an all-stock transaction valued at up to $12.5 million. The acquisition is expected to close late this year or in early 2006, pending approval by Icoria’s shareholders. More information on this transaction is available in the reports filed pursuant to the Securities Exchange Act of 1934 for both Icoria and Clinical Data at www.sec.gov. Additional general information about the companies can be found at the websites: www.icoria.com and www.clda.com.

Icoria, Inc. is a biotechnology company focused on the discovery of novel, multi-parameter biomarkers using its unique multi-platform approach. Icoria intends to use these future biomarkers internally to develop multi-analyte diagnostics to define and grade pathology or disease state with a high level of specificity and sensitivity, and use its technology to help collaborators and customers develop better, safer drugs and diagnostics and to identify targets, leads and drug/diagnostic combinations for liver injury, metabolic disorders and cancer. Icoria’s shares trade on the over the counter bulletin board.

This press release contains forward-looking statements including, but not limited to, Icoria’s acquisition by Clinical Data, Inc. and the Company’s expectations for its healthcare-based business model and its biomarker discovery platform. Such forward-looking statements are based on management’s current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, the uncertainty related to the shareholder vote, the uncertainties related to the combined company, if the shareholders approve the merger, and Icoria’s ability to identify biomarkers, early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. Certain of these and other risks are identified in Icoria’s Quarterly Reports on Form 10-Q for the periods ended September 30, June 30, March 31, 2005, as amended, and its Annual Report on Form 10-K for the year ended December 31, 2004, all as filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

The aforementioned communications may be deemed to be solicitation material in respect of the proposed acquisition of Icoria by Clinical Data. Clinical Data filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the transaction and Clinical Data and Icoria have filed with the SEC and Icoria mailed to its shareholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Clinical Data, Icoria, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully.

Investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and any other documents filed with the SEC by Clinical Data and Icoria through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Clinical Data or Icoria by contacting the Investor Relations department at either company.

Icoria and Clinical Data, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the Agreement and Plan of Merger, dated as of September 19, 2005, by and among Clinical Data, Irides Acquisition Corporation and Icoria. A list of the names of both companies’ directors and executive officers and descriptions of their respective interests in their companies is contained in the Registration Statement and the Proxy Statement/Prospectus on file with the SEC. Additional information regarding the interests of potential participants is also included in each of the Registration Statement and the Proxy Statement/Prospectus on file with the SEC.

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